Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of February 11, 2019, is made by and among ADMA BIOLOGICS, INC., a Delaware corporation (the “Borrower”), certain of the Borrower’s Subsidiaries named in the signature pages hereto or having acceded hereto pursuant to Section 24 (each a “Subsidiary Guarantor” and, together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and PERCEPTIVE CREDIT HOLDINGS II, LP, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of February 11, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in order to guarantee the indebtedness and other obligations of the Borrower under the Credit Agreement, each Subsidiary Guarantor has executed the Credit Agreement, or will execute and deliver on the date such Subsidiary Guarantor accedes hereto, a Guarantee Assumption Agreement (as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to the Borrowing under the Credit Agreement that the Grantors enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Borrower and the Subsidiary Guarantors described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1     Definitions; Interpretation.

(a)            Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)            Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 24.

“Accession Agreement” has the meaning set forth in Section 24.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Collateral” has the meaning set forth in Section 2.

“Debtor Relief Law” means any law governing Persons or property with respect to liquidation, conservatorship, bankruptcy, insolvency, assignment for the benefit of creditors, moratorium, rearrangement, receivership, reorganization, or similar debtor relief laws, whether arising under foreign law, federal law (including the Bankruptcy Code), any state or local law, or any other applicable law.

“Excluded Property” shall mean (i) any “intent to use” Trademark application solely to the extent that and solely during the period in which the grant of such security interest would impair the validity or enforceability, or result in the cancellation, of such “intent to use” Trademark application under federal law, (ii) any property that is subject to a Lien securing purchase money or sale and leaseback Indebtedness permitted under the Credit Agreement pursuant to documents entered into prior to the date hereof to the extent that the grant of a security interest in such property to the Administrative Agent in the manner contemplated by this Agreement, would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Lien, (iii) the Donor Account, and (iv) any permit, lease, license, contract or instrument, whether now or hereafter in effect, of an Obligor to the extent and solely to the extent that the grant of a security interest in such permit, lease, license, contract or instrument in the manner contemplated by this Agreement, under the terms thereof and under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise render unenforceable any of Obligor’s rights, titles or interests thereunder (including upon the giving of notice or the lapse of time or both), in each case, to the extent that such termination, acceleration or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, in each case that any limitation on the security interests granted in this Agreement shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity; provided, further, that in the case of Excluded Property described in clauses (i), (ii) and (iv), the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such consequences specified in such clause shall be remedied or terminated and, to the extent severable, the Collateral shall include and the security interest shall attach immediately to any portion of such asset that does not result in any of the consequences specified therein.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)  all Patents, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such Patents and Patent licenses as are described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii) all Copyrights, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the Copyrights described in Schedule 2), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any Copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of such Copyrights;

(iii)  all state (including common law), federal and foreign Trademarks, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such Trademarks and Trademark licenses as described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv)  all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses;

(v)  the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and

(vi)  all accounts, all other proprietary rights, all other intellectual or other similar property and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D, each Patent Security Agreement in substantially the form of Exhibit E or any amendment thereto, in form and substance satisfactory to the Administrative Agent, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Pledge Supplement” has the meaning specified in Section 3(i).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct or indirect Subsidiaries of the Borrower, whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements” has the meaning specified in Section 5(q)(i).

“Pledged Shares” means all of the issued and outstanding shares of Equity Interests, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries, now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time).

“Proceeds Account” has the meaning set forth in Section 10(c).

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations (as defined in the Credit Agreement), whether in respect of indebtedness, liabilities or other obligations of the Grantors to any Secured Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement, and all other amounts payable by any Grantor to any Secured Party, and, in each case, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against any Obligor of any Insolvency Proceeding naming such Obligor as the debtor in such proceeding.

(c)             Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.

(d)            Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2     Security Interest.

(a)             Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts (except for any Donor Account (as Defined in the Credit Agreement)); (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral (xiv) all money; (xv) all Pledged Collateral; and (xvi) all products, Proceeds and Supporting Obligations of any and all of the foregoing; provided, in no event will the Collateral include any Excluded Property.

(b)            Grantors Remain Liable. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.

(c)             Continuing Security Interest; Ratable Benefit. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 25, and such security has been granted to the Administrative Agent on behalf of and for the ratable benefit of the Secured Parties.

SECTION 3     Perfection and Priority.

(a)             Financing Statements, Etc.. Each Grantor hereby authorizes the Administrative Agent to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form satisfactory to the Administrative Agent, as the Administrative Agent or the Majority Lenders may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor shall from time to time take the actions specified in subsections (b) through (j) below.

(b)            Delivery of Pledged Collateral. Each Grantor hereby agrees to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Administrative Agent. If any Grantor shall become entitled to receive or shall receive any Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent.

(c)             Instrument Collateral. Anything herein to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business, and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments pledged by such Grantor available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable Law to continue to have perfected the Administrative Agent’s security interest in such Instruments, against trust receipt or like document).

(d)           Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the NY UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b).

(e)             Intellectual Property Collateral.

(i)                 Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent may reasonably request, and record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and each Grantor shall take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(ii)                Following the creation or other acquisition of any Intellectual Property Collateral by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall include details of such newly created or acquired Intellectual Property Collateral on the next Compliance Certificate provided under Section 8.01 of the Credit Agreement, and thereafter, Schedule 2 shall be deemed modified to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and the Administrative Agent may record such Intellectual Property Security Agreement with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and each Grantor shall take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(f)             Documents, Etc. Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, the aggregate value for which exceeds $1,000,000, to the extent not already delivered hereunder pursuant to this Section 3.

(g)              Bailees. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time, the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, each Grantor will join with the Administrative Agent in notifying any Person who has possession of any Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent.

(h)             Control. Each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC) of Collateral consisting of any Deposit Accounts (other than the Donor Account), Investment Property, Electronic Chattel Paper, or Letter-of-Credit Rights (other than Electronic Chattel Paper or Letter-of-Credit Rights having a value in excess of $250,000, individually, or $1,000,000, in the aggregate), including delivery of Control Agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(i)              Additional Subsidiaries. In the event that any Grantor acquires rights in any Subsidiary after the date hereof and such Subsidiary is required to become a Subsidiary Guarantor under Section 8.12 of the Credit Agreement, such applicable Grantor shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary and the Pledged Collateral related to such Subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(j)              Purchase Money Security Interests. To the extent any Grantor uses the proceeds of any of the Secured Obligations to purchase Collateral, such Grantor’s repayment of the Secured Obligations shall apply on a “first-in, first-out” basis so that the portion of the Secured Obligations used to purchase a particular item of Collateral shall be paid in the chronological order in which such Grantor purchased the Collateral.

(k)             Further Assurances. Each Grantor agrees that, at its own expense, it will promptly execute and deliver all further instruments and documents and take all other commercially reasonable actions as the Administrative Agent may reasonably request in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4     Representations and Warranties. Each Grantor represents and warrants to each Secured Party that:

(a)             Location of Chief Executive Office and Collateral. Each Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where each Grantor conducts business or Collateral is kept are set forth in Schedule 1.

(b)            Locations of Books. All locations where Books pertaining to the Rights to Payment of each Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for each Grantor, are set forth in Schedule 1.

(c)             Jurisdiction of Organization and Names. Each Grantor’s jurisdiction of organization is set forth in Schedule 1; and each Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which each Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, no Grantor has at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)            Collateral. Each Grantor has rights in or the power to transfer the Collateral, and the relevant Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e)             Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which each Grantor now has rights and will create a security interest which is enforceable against the Collateral in which each Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) the Administrative Agent has a perfected and first priority security interest in the Collateral in which each Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which each Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f)            Other Financing Statements. Other than (i) financing statements pertaining to Permitted Liens and (ii) financing statements in favor of the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties, no effective financing statement naming any Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g)           Rights to Payment.

(i)                 The Rights to Payment of each Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be;

(ii)               no Grantor has assigned any of its rights under any of its Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

(iii)             all Rights to Payment of each Grantor comply in all material respects with all applicable Law concerning form, content and manner of preparation and execution;

(iv)             to the best of each Grantor’s knowledge, all account debtors and other obligors on the Rights to Payment of such Grantor are solvent and generally paying their debts as they become due, except to the extent that such Grantor has established adequate reserves therefor in accordance with GAAP or as disclosed to the Administrative Agent; and

(v)               no Grantor has knowledge of any fact or circumstance which would materially impair the validity or collectability of any of the Rights to Payment of such Grantor.

(h)            Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to any Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except (i) to the extent that the aggregate value of such Inventory does not exceed $1,000,000 and (ii) as otherwise set forth in Schedule 1.

(i)              Equipment. None of the Equipment is leased from or to any Person, except (i) to the extent that the aggregate fair market value of such Equipment does not exceed $1,000,000 or (ii) as set forth at Schedule 1 or as otherwise disclosed to the Administrative Agent and the Lenders.

(j)              Instrument Collateral. (i) No Grantor has previously assigned any interest in any Instruments held by such Grantor (other than (i) any Instruments for which the aggregate value does not exceed $1,000,000 or (i) any interests that will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise), and (iii) no material default exists under or in respect of such Instruments.

(k)            Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. (i) All of the Pledged Shares and Partnership and LLC Collateral of each Grantor have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of each Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) each Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Shares and Partnership and LLC Collateral of each Grantor constitute 100% of the issued and outstanding shares of Equity Interests of all directly and indirectly owned Subsidiaries of such Grantor, and no securities convertible into or exchangeable for any shares of Equity Interests of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of Equity Interests of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by each Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of each Grantor, have been disclosed in writing to the Administrative Agent and the Lenders, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of each Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by any Grantor or, to the best knowledge of each Grantor party thereto, the other parties thereto and (C) no Grantor has knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

(l)            Control Agreements. No Control Agreements exist with respect to any Collateral held by any Grantor other than any Control Agreements in favor of the Administrative Agent.

(m)          Letter-of-Credit Rights. The Grantors do not have any Letter-of-Credit Rights except (i) to the extent that the aggregate value of such Letter-of-Credit Rights does not exceed $1,000,000 or (ii) as otherwise set forth in Schedule 1.

(n)           Commercial Tort Claims. The Grantors do not have any Commercial Tort Claims, except (i) to the extent the aggregate value of such Commercial Tort Claims does not exceed $1,000,000 or (ii) as otherwise set forth in Schedule 1.

(o)           Leases. Such Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral (except as permitted under the Loan Documents), and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

SECTION 5     Covenants. So long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment, each Grantor agrees that:

(a)            Defense of Collateral. Such Grantor will appear in and defend any action, suit or proceeding which may adversely affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral.

(b)           Preservation of Collateral. Such Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)            Compliance with Laws, Etc. Such Grantor will comply in all material respects with all Laws, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d)            Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 1; and (ii) give at least ten (10) Business Days’ prior written notice to the Administrative Agent of (A) any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e)             Location of Collateral. Such Grantor will: (i) keep the Collateral held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (ii) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted by Section 5 and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least ten (10) Business Days’ prior written notice of any removal to the Administrative Agent; and (ii) give the Administrative Agent at least ten (10) Business Days’ prior written notice of any change in the locations set forth in Schedule 1.

(f)             Change in Name, Identity or Structure. Such Grantor will give at least ten (10) Business Days’ prior written notice to the Administrative Agent of (i) any change in name, (ii) any change in its jurisdiction of organization, and (iii) any change in its registration as an organization (or any new registration), including any change to its type of organization or corporate structure; provided that such changes are otherwise permitted by the Loan Documents and that Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(g)            Maintenance of Records. Such Grantor will keep separate, accurate and complete, in all materials respects, Books with respect to the Collateral held by such Grantor. Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein except to the extent permitted by the Loan Documents; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted while any Event of Default exists.

(h)             Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s request, each Grantor will use commercially reasonable efforts to obtain any collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may reasonably require (each, a “Third Party Consent”), in form and substance satisfactory to the Administrative Agent, from (x) each Person from whom such Grantor leases any premises and (y) from each other Person (including any bailee, warehouseman or similar Person) at whose premises any Collateral held by such Grantor is at any time present (except to the extent that the aggregate value of such Collateral, when taken together with any other Collateral that is not subject to Third Party Consent, does not exceed $1,000,000); provided that such landlord waiver shall be in substantially the form of Exhibit G hereto and such bailee letter shall be in substantially the form of Exhibit F hereto; provided, further, that the Administrative Agent shall not make a request of any of the Persons described in clause (x) hereof to the extent that the Collateral.

(i)              Rights to Payment. Each Grantor will:

(i)                 if any Accounts in an aggregate amount in excess of $1,000,000 per fiscal year arise from Contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the federal authorities under the Federal Assignment of Claims Act;

(ii)               upon the occurrence and during the continuance of an Event of Default, (A) at any time notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) upon request of Administrative Agent, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(iii)             upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment of such Grantor as the Administrative Agent shall require.

(j)              Instruments, Investment Property, Etc. Upon the request of the Administrative Agent, each Grantor will (i) immediately deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Administrative Agent from such securities intermediaries, in form and substance satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Administrative Agent shall reasonably specify.

(k)            Deposit Accounts and Securities Accounts. Each Grantor will (i) give the Administrative Agent immediate notice of the establishment of any new Deposit Account, any new Securities Account, and of any new Commodity Account established by such Grantor with respect to any Investment Property held by such Grantor and (ii) obtain Control Agreements in favor of the Administrative Agent with respect to such Deposit Account, Securities Account or Commodity Account, in form and substance satisfactory to the Administrative Agent.

(l)              Intellectual Property Collateral. Each Grantor will:

(i)                 except to the extent otherwise permitted under the Loan Documents, not allow or suffer any Intellectual Property Collateral held by such Grantor to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice;

(ii)               following the end of each fiscal quarter (and, in any event, within the time period set forth in Section 8.02(i) of the Credit Agreement) give the Administrative Agent notice of any acquired or registered Intellectual Property Collateral; and

(iii)             diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and, except to the extent otherwise permitted under the Loan Documents, promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral held by such Grantor.

(m)          Notices, Reports and Information. Each Grantor will (i) within 45 days after the end of each fiscal quarter, notify the Administrative Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter of Credit Rights), (ii) upon the delivery of a Compliance Certificate pursuant to Section 8.01(c) of the Credit Agreement, notify the Administrative Agent of any material Claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; and (iii) upon the reasonable request of the Administrative Agent, make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(n)            Shareholder Agreements and Other Agreements.

(i)                 Each Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder.

(ii)               Each Grantor will take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the NY UCC or any other applicable state’s Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Administrative Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable Law. Additionally, each Grantor agrees that no such Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.

(iii)             No Grantor shall vote to enable or take any other action to: (A) amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of any Grantor with respect to any such Pledged Collateral in a manner adverse to the Administrative Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

SECTION 6     Rights to Payment and Pledged Collateral.

(a)             Collection of Rights to Payment. Until the Administrative Agent exercises its rights hereunder to collect any Rights to Payment of any Grantor, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor. Upon the occurrence of any Event of Default, all remittances received by each Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)            Pledged Collateral. Unless and until an Event of Default shall have occurred, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement; provided that, except in connection with transactions permitted under Section 9.03 or Section 9.09 of the Credit Agreement, such Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by such Grantor, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person. At the request of the Administrative Agent, upon the occurrence of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Administrative Agent shall have the right, upon the occurrence of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c)             Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided that no vote shall be cast or consent, waiver or ratification given or action taken which could reasonably be expected to have the effect of materially impairing the position or interest of the Administrative Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(d)            Certain Other Administrative Matters. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). The Administrative Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7     Authorization; Agent Appointed Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)       file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, the Administrative Agent’s Lien in the Collateral;

(b)       take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)       sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)       notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e)       receive, open and dispose of all mail addressed to such Grantor;

(f)       send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g)       contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h)       assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(i)       exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person;

(j)       notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(k)       ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l)         execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m)       execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n)        execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor and the Administrative Agent’s security interest therein; and

(o)        execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (n). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. Each Grantor hereby ratifies, to the extent permitted by Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8     Agent Performance of Grantor Obligations. The Administrative Agent shall have the right (but not any obligation) to perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for any documented amounts paid, or costs incurred, by the Administrative Agent pursuant to this Section 8.

SECTION 9      Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10    Remedies.

(a)             Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that:

(i)               The Administrative Agent may peaceably and without notice enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or, subject to any necessary consent of any bailee, warehouseman or similar Person, elsewhere or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii)              The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii)             The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv)             The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).

(v)              The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Account.

(vi)             The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided that such Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by Law. The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the UCC or other applicable Law. Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii)           Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b)            License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent, effective upon the occurrence and during the continuance of an Event of Default, an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral.

(c)            Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as an Event of Default has occurred and is continuing, the Administrative Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated Claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Law. Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, each Grantor irrevocably waives until the termination of this Agreement in accordance with Section 25 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(d)            Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 3.03(d) of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the UCC or other applicable Law. Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11     Certain Waivers. Each Grantor waives, to the fullest extent permitted by Law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the other Secured Parties (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of the Secured Obligations, (y) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, except for the gross negligence or willful misconduct by the Administrative Agent or any of the other Secured Parties.

SECTION 12     Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the Credit Agreement. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

SECTION 13     No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 14     Costs and Expenses; Indemnification.

(a)           Costs and Expenses. In addition to the payment and reimbursement obligations set forth in Section 14.03(a) of the Credit Agreement, each Grantor jointly and severally agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any of its Affiliates and any other Secured Party (including the reasonable and documented fees, charges and disbursements of any counsel for such Person), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of such Person, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including its rights under this Section 14, (B) in connection with the Secured Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations, and including in or in connection with any Insolvency Proceeding, and (C) in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Administrative Agent or any of its Affiliates in connection with this Agreement or the Collateral.

(b)           Indemnification. Each Grantor, jointly and severally, hereby indemnifies each Indemnified Party pursuant to Section 14.03(b) of the Credit Agreement, mutatis mutandis. This Section 14 shall not apply with respect to Taxes other than any Taxes that represent losses, Claims, damages, etc. arising from any non-Tax Claim.

(c)            Payment. All amounts due under this Section 14 shall be due payable upon demand therefor.

(d)           Interest. Any amounts payable to the Administrative Agent or any Secured Party under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 3.02(b) of the Credit Agreement.

(e)           Survival. The agreements in this Section 14 shall survive the termination of the Commitments and the repayment of all Secured Obligations.

SECTION 15  Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party, each Indemnified Party referred to in Section 14, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 16   Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 17    Submission to Jurisdiction.

(a)             Submission to Jurisdiction. Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 17 is for the benefit of the Secured Parties only and, as a result, the Secured Parties shall not be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by any Law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(b)            Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.

(c)             Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Secured Parties to serve any process or summons in any manner permitted by any Law.

SECTION 18     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 19      Entire Agreement; Amendment. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH GRANTOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 20   Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 21    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 22   Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Section 14 of the Credit Agreement, such provisions are incorporated herein by this reference.

SECTION 23   No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 24    Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.12 of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A (an “Accession Agreement’), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof. ).

SECTION 25   Termination. Upon the termination of the Commitments of the Lenders and payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall automatically terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Administrative Agent hereunder.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

ADMA BIOLOGICS, INC.

By: /s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President, Chief Financial Officer, and Secretary

ADMA BIO CENTERS GEORGIA INC.

By: /s/ Brian Lenz
Name: Brian Lenz
Title: Vice President and Chief Financial Officer

ADMA BIOMANUFACTURING, LLC

By: /s/ Brian Lenz
Name: Brian Lenz
Title: Vice President and Chief Financial Officer

ADMA PLASMA BIOLOGICS, INC.

By: /s/ Brian Lenz
Name: Brian Lenz
Title: Vice President and Chief Financial Officer

[Signature Page to Security Agreement]

ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS II, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By: /s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By: /s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to Security Agreement]